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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 54                                   Trade Date: 08/09/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 08/16/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is August 13, 2001

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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UCF9              $5,405,000.00               6.0%                 08/15/13                 100%

    Interest Payment
       Frequency                                      Subject to          Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption         (including the redemption price)
    ----------------        -----------------         ----------         --------------------------------
        09/15/01                   Yes                    Yes                   100%        08/15/03
        monthly                                                              semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $5,332,032.50             $72,967.50                $2.75             ABN AMRO Financial
                                                                             Services, Inc.